Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Fourth Quarter and Annual Results
FormFactor delivers solid fourth quarter and annual results, provides view of continued growth in 2017

LIVERMORE, Calif. — February 8, 2017 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2016 ended December 31, 2016. Revenues were $123.9 million, up 0.5% from $123.3 million reported in the third quarter and up 73% from the fourth quarter of 2015.

For fiscal 2016, FormFactor posted revenues of $383.9 million, up 36% from $282.4 million in fiscal 2015.

"FormFactor delivered solid growth fueled by our transformative acquisition of Cascade Microtech, which provided significant product and market diversification, as well as growth in our core probe card business as we doubled capacity for our largest foundry and logic customer,” said Mike Slessor, CEO of FormFactor, Inc. “In addition, we are pleased to have extended our leadership position, supported the advancement of our customers’ product roadmaps and accelerated our earnings performance.”

Fourth Quarter Highlights

On a GAAP basis, net loss for the fourth quarter of fiscal 2016 was $15.4 million, or $0.22 per fully-diluted share, compared to a net loss for the third quarter of fiscal 2016 of $14.2 million, or $0.20 per fully-diluted share, and a net loss for the fourth quarter of fiscal 2015 of $0.6 million, or $0.01 per fully-diluted share. Net loss for fiscal 2016 was $6.6 million or $0.10 per fully-diluted share, compared to a net loss of $1.5 million, or $0.03, per fully-diluted share for fiscal 2015.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2016 was $14.4 million, or $0.20 per fully-diluted share, compared to net income for the third quarter of fiscal 2016 of $15.9 million, or $0.22 per fully-diluted share, and net income for the fourth quarter of fiscal 2015 of $5.8 million, or $0.10 per fully-diluted share. On a non-GAAP basis, net income for fiscal 2016 was $32.0 million, or $0.49 per fully-diluted share, compared to net income of $21.8 million, or $0.37 per fully-diluted share for fiscal 2015. A reconciliation of GAAP to non-GAAP net income and net income per share is provided in the schedules included below.

Cash generation in the fourth quarter of fiscal 2016 was $2.1 million, compared to cash usage in the third quarter of fiscal 2016 of $10.8 million and cash generation of $3.8 million for the fourth quarter of fiscal 2015. Excluding cash attributable to the acquisition of Cascade Microtech, free cash flow generation for the fourth quarter of fiscal 2016 was $15.2 million. A reconciliation of net cash provided from operating activities to free cash flow generation is provided in the schedules included below.

The Company's Board of Directors has authorized a $25 million share repurchase program to offset potential dilution from sales of common stock under the Company's employee stock purchase plan and exercises of Company stock options. The Company intends to use the proceeds it receives from these sales and exercises to buy back shares in the open market. The share repurchase program will expire on February 1, 2020.

Outlook

Dr. Slessor added, “With our diversified end market exposure amplified by some key customer wins, we are experiencing a strong start to 2017. Although our visibility remains limited into the second half, as long as these market conditions continue, we expect to deliver between $480 and $500 million of revenue in fiscal 2017, driven by line of sight growth opportunities in each of our target markets.”

The Company currently expects first quarter 2017 revenue to be between $120 million to $128 million. Within the business segments, revenue levels of both the Probe Cards and Systems segments are expected to approximate Q4 2016 levels.

For the first quarter ending on April 1, 2017, FormFactor is providing the following guidance*:

	U.S. GAAP	Reconciling Items**	Non-GAAP
Revenue	$120 million to $128 million	—	$120 million to $128 million
Gross Margin	34% to 37%	$8 million	41% to 44%
Net income (loss) per diluted share	$0.00 to $0.06	$0.17	$0.17 to $0.23
*This guidance assumes consistent foreign currency rates
**Reconciling items are stock based compensation and amortization of intangibles

Free cash flow generation for the first quarter ending on April 1, 2017, is forecasted to be $13 million to $15 million excluding acquisition related payments.

The Company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of the Company’s web site at www.formfactor.com. A telephone recording of the conference call will be available approximately two hours after the conclusion of the call. The recording will be available by telephone through February 10, 2017, 7:30 p.m. PST, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 56854612. The recording will also be available on the Investor Relations section of the Company's website.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income and non-GAAP earnings per fully-diluted share that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses and gains. Reconciliations of the adjustments to GAAP results for the three months and fiscal year ended December 31, 2016 are provided below. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Net Income and Adjustments” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a worldwide leader in essential test technologies and expertise, including a broad portfolio of high-performance probe cards, engineering probes, probe stations and reliability test systems. For semiconductor companies and scientific institutions, FormFactor delivers access to electrical information from wafers, integrated circuits (ICs), IC packages, optical devices, and more. Customers use FormFactor’s products and services to lower overall production costs, improve their yields, and enable complex next-generation ICs. The Company services customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

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Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations, the anticipated results of the acquisition of Cascade Microtech and anticipated stock repurchases. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, expected financial synergies, gross margins, profitability and earnings accretion; future financial and operating results; benefits of the acquisition of Cascade Microtech; potential synergies and cost savings; the ability of the Company to drive growth and expand customer and partner relationships; the plans, strategies and objectives of the Company for future operations; the expected development, performance, market share or competitive performance relating to the Company’s products and services; anticipated stock repurchases; and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Company to realize the anticipated benefits of the acquisition of Cascade Microtech; the Company’s ability to remain in compliance with the terms of its debt financing; changes in demand for the Company’s products; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes in the market, macro-economic environments, and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Revenues	$123,888	$71,782	$383,881	$282,358
Cost of revenues	83,613	50,591	281,199	196,620
Gross profit	40,275	21,191	102,682	85,738
Operating Expenses:
Research and development	18,218	11,236	57,453	44,184
Selling, general and administrative	23,890	10,719	73,444	45,090
Restructuring and impairment charges, net	12,697	(3)	19,692	567
Total operating expenses	54,805	21,952	150,589	89,841
Operating loss	(14,530)	(761)	(47,907)	(4,103)
Interest income, net	59	70	327	285
Other income (expense), net	(946)	(36)	(2,615)	2,547
Loss before income taxes	(15,417)	(727)	(50,195)	(1,271)
Provision (benefit) for income taxes	26	(108)	(43,638)	252
Net loss	$(15,443)	$(619)	$(6,557)	$(1,523)

Net loss per share:
Basic and diluted	$(0.22)	$(0.01)	$(0.10)	$(0.03)

Weighted average number of shares used in per share calculations:
Basic and diluted	70,807	58,128	64,941	57,850

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015

GAAP net loss	$(15,443)	$(619)	$(6,557)	$(1,523)
Adjustments to reconcile GAAP net loss to Non-GAAP net income:
Deferred revenue	640	—	903	—
Stock-based compensation	3,245	3,060	10,722	11,575
Restructuring and impairment charges, net	12,697	(3)	19,692	567
Acquisition and integration related expenses	699	35	7,459	231
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	13,059	3,359	45,527	13,509
Income tax valuation allowance release	(197)	—	(44,048)	—
Loss contingency	781	—	781	—
Other income	(145)	—	(145)	—
Proceeds from sale of intellectual property	—	—	(400)	—
Gain on sale of intellectual property	—	—	—	(1,040)
Business interruption insurance claim recovery	—	—	—	(1,521)
Income tax effect of non-GAAP adjustments	(920)	—	(1,907)	—
Non-GAAP net income	$14,416	$5,832	$32,027	$21,798

Non-GAAP net income per share:
Basic	$0.20	$0.10	$0.49	$0.38
Diluted	$0.20	$0.10	$0.49	$0.37

Weighted-average number of shares used in per share calculations:
Basic	70,807	58,128	64,941	57,850
Diluted	72,116	59,138	65,948	59,069

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED FROM OPERATING ACTIVITIES TO FREE CASH FLOW FOR THE THREE MONTHS ENDED DECEMBER 31, 2016
(In thousands)
(Unaudited)

Net cash provided from operating activities		$15,170
Adjustments to reconcile GAAP cash provided from operating activities to free cash flow:
Acquisition-related payments in working capital	2,046
Debt-related interest expense	1,255
Capital expenditures	(3,304)
	(3)	(3)
Free cash flow		$15,167

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$101,408	$146,264
Marketable securities	7,497	41,325
Accounts receivable, net	70,225	36,725
Inventories, net	59,806	27,223
Restricted cash	106	—
Refundable income taxes	1,391	—
Prepaid expenses and other current assets	14,270	6,481
Total current assets	254,703	258,018
Restricted cash	1,082	435
Property, plant and equipment, net	42,663	23,853
Goodwill	188,010	30,731
Intangibles, net	126,608	25,552
Deferred tax assets	3,310	3,281
Other assets	3,615	853
Total assets	$619,991	$342,723
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,084	$18,072
Accrued liabilities	30,184	21,507
Current portion of term loan	12,701	—
Income taxes payable	442	110
Deferred revenue	5,305	3,892
Total current liabilities	83,716	43,581
Long-term income taxes payable	1,315	1,069
Term loan, less current portion	125,475	—
Deferred tax liabilities	3,703	—
Deferred rent and other liabilities	4,726	3,392
Total liabilities	218,935	48,042
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	833,412	718,962
Accumulated other comprehensive loss	(3,740)	(2,222)
Accumulated deficit	(428,616)	(422,059)
Total stockholders’ equity	401,056	294,681
Total liabilities and stockholders’ equity	$619,991	$342,723

About our Non-GAAP Net Income and Adjustments:

We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share and free cash flow provides supplemental information that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per fully-diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per fully-diluted share when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income and non-GAAP fully-diluted earnings per share by adjusting GAAP net income (loss) and GAAP earnings per fully-diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per fully-diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per fully-diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of non-GAAP Net Income" included in this press release.